                                                                    EXHIBIT 99.2

                                   AVNET, INC.
                         Special Meeting of Shareholders
                            Tuesday, October 19, 1999


                       YOUR VOTING CARD IS ATTACHED BELOW.

          You may vote by e-mail, by telephone or by conventional mail.

       Please read the other side of this card carefully for instructions.

                How ever you decide to vote, your representation

          at the Special Meeting of Shareholders is important to Avnet.



--------------------------------------------------------------------------------

                   AVNET, INC. -- PROXY FOR SPECIAL MEETING OF
                        SHAREHOLDERS ON OCTOBER 19, 1999
                       SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned shareholder of AVNET, INC. (the "Company") hereby constitutes and appoints Roy Vallee and Raymond Sadowski, or either of them, as proxy of the undersigned, with full power of substitution and revocation, to vote all shares of Common Stock of the Company standing in his or her name on the books of the Company at the Special Meeting of Shareholders to be held at 10:00 a.m. in the Bisbee Room at the Pointe Hilton at South Mountain Resort Hotel, Phoenix, Arizona 85044, on October 19, 1999, or at any adjournment thereof, with all the powers which the undersigned would possess if personally present, as designated on the reverse side.

         The undersigned hereby instructs the said proxies (i) to vote in accordance with the instructions indicated on the reverse side, BUT, IF NO INSTRUCTION IS GIVEN ON THE REVERSE SIDE, TO VOTE "FOR" THE APPROVAL OF THE AGREEMENT AND PLAN OF MERGER, and (ii) to vote in their discretion with respect to such other matters (including matters incident to the conduct of the meeting) as may properly come before the meeting.

         The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement dated September 8, 1999 relating to the Special Meeting of Shareholders to be held October 19, 1999.

                    (CONTINUED TO BE SIGNED ON REVERSE SIDE)

                                   AVNET, INC.

To Vote by E-mail:

-        Visit our electronic voting website on the Internet:
         http://proxy.shareholder.com/avt

- Enter your "control number" in the on-screen box, then click on "Submit." Your control number is printed below.

-        Follow the on-screen instructions.

- When you finish, review your vote. If the on-screen confirmation is correct, click again on "Submit" to register your vote.

To Vote by Telephone:

- Call our toll-free number from any Touch-Tone telephone in the United States or Canada: 1-800-650-4886.

-        When prompted, enter your "control number," followed by the # sign.
         Your control number is printed below.

-        Follow the recorded instructions.

- When you finish, you will hear a recorded recap. If it is correct, press "2" to register your vote.

To Vote by Mail:

-        Mark, sign and date the voting card which is attached below.

- Return it in the postage-paid envelope we have provided. Make sure the pre-printed address shows through the envelope window.


-------------------------------------------------------------------------------


(a) To adopt the Amended and Restated Agreement and Plan of Merger dated as of June 25, 1999 between the Company and Marshall Industries pursuant to which Marshall Industries will be merged into the Company, which will be the surviving corporation.

         FOR [  ]                 AGAINST [  ]                 ABSTAIN [  ]

(b) Transaction of such other business as may properly come before the meeting or any adjournment(s), postponement(s), continuation(s) or rescheduling(s) thereof.


Signature should correspond with the stenciled name appearing hereon. When signing in a fiduciary or representative capacity, give full title as such. When more than one owner, each should sign.

                                       Dated: _______________________ , 1999


                                              _______________________ (L.S.)

                                              _______________________ (L.S.)


         Please Sign, Date and Return the Proxy Card Promptly Using the
                               Enclosed Envelope.

              Votes MUST be indicated by (x) in Black or Blue ink.

         IF YOU CHOOSE TO VOTE YOUR SHARES THROUGH THE INTERNET OR BY TELEPHONE, THERE IS NO NEED TO MAIL BACK YOUR PROXY CARD.

                  YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

              IF YOU SUBMIT YOUR PROXY BY TELEPHONE OR THROUGH THE
                        INTERNET THERE IS NO NEED FOR YOU
                            TO MAIL BACK YOUR PROXY.
                              THANK YOU FOR VOTING!